Exhibit 2.1
PLATFORM TECHNOLOGY, PATENT AND PATENT APPLICATION
ASSIGNMENT AGREEMENT

THIS AGREEMENT made as of the 31st day of May, 2012

BETWEEN

KYTO BIOPHARMA INC.
a company incorporated pursuant to the laws of the State of Florida and having an office at 3801 PGA Boulevard, Suite 802, Palm Beach Gardens, Florida
(hereinafter the “Vendor**”)
OF THE FIRST PART
- and –

KYTO IP INC.
a company incorporated pursuant to the laws of the State of Delaware and having an office at 16 West Main Street, Christiana, Delaware
(hereinafter the “Purchaser***”)
OF THE SECOND PART

RECITALS:

WHEREAS the Vendor: (i) is the owner of certain intellectual property rights relating to technology owned or developed by or for the Vendor, including the patents and patent applications (such inventions, patents and patent applications hereinafter being collectively referred to as the “Patent Rights”); (ii) is the owner of other intellectual property rights owned by the Vendor relating to such technology (hereinafter referred to as the “Related Intellectual Property”); and, (iii) may have an interest in such other patent applications and technology listed on the attached Schedule B (hereinafter referred to as the “Additional Intellectual Property”).

AND WHEREAS the Vendor wishes to transfer, assign and sell to the Purchaser the Patent Rights, Related Intellectual Property and Additional Intellectual Property in accordance with the terms of this Agreement;

AND WHEREAS the Purchaser wishes to purchase and be assigned the Patent Rights, Related Intellectual Property and Additional Intellectual Property in accordance with the terms of this Agreement;

NOW THEREFORE IN CONSIDERATION of the mutual covenants and agreements set out herein and other good and valuable consideration (the receipt and sufficiency whereof is hereby acknowledged), the parties respectively covenant and agree as follows:

1.           DEFINITIONS

1.1           Where used in this Agreement or in any amendment, the following terms shall have the following meanings respectively:

a)           “Additional Intellectual Property” has the meaning ascribed thereto in the first recital of this Agreement;

b)           “Agreement” means this Platform Technology, Patent and Patent Application Assignment;

c)           “Business Day” means a day other than a Saturday, Sunday on which a commercial bank located in the City of Palm Beach, State of Florida is open for business during normal banking hours;

d)           “Claims” means all losses, damages, expenses, liabilities (whether accrued, actual, contingent, latent or otherwise), claims and demands of whatever nature or kind including, without limitation, all claims for interest and penalties and all legal fees and costs on a solicitor and client basis, but, for greater certainty, other than claims for lost profits, consequential damages, business interruption or lost business opportunities;

e)           “Closing” means the completion of the sale to and the purchase by the Purchaser of the Patent Rights under this Agreement by the transfer and delivery of documents of title to the Patent Rights and the payment of the Purchase Price;

f)           “Closing Date” means May 31, 2012 or such other date as may be agreed to in writing between the parties hereto;

g)           “Parties” means the Vendor and the Purchaser, collectively, and “Party” means any one of them;

h)           “Person” means any individual, sole proprietorship, corporation, partnership, trustee or trust or unincorporated association; and pronouns have a similarly extended meaning;

i)           “Purchase Price” means the purchase price paid by the Purchaser to the Vendor for the Patent Rights as provided in Section 4.1;

j)           “Patent Rights” has the meaning ascribed thereto in the first recital of this Agreement;

k)           “Related Intellectual Property” has the meaning ascribed thereto in the first recital of this Agreement;

l)           “Shares” means common shares in the capital stock of  the Purchaser;

m)           “Time of Closing” means 11:00 a.m. (Eastern Standard Time) on the Closing Date;

2.           SCHEDULES

The following schedules are attached to and incorporated in this Agreement by reference:

Schedule “A”   -           Intellectual Property - List of Patents and Patent Applications
Schedule “B”    -           List of Additional Intellectual Property
Schedule “C”    -           Exclusive Licensing Agreement
Schedule “D”    -           Form of Patent Discharge
Schedule “E”     -           Assignment of Exclusive Licensing Agreement

3.           AGREEMENT TO PURCHASE

3.1           Agreement to Purchase. Subject to the terms and conditions of this Agreement, the Vendor

a)           hereby transfers, assigns and sells to the Purchaser its entire right, title and interest in and to the Patent Rights, including any and all reissues, re-examination, certificates and/or extensions thereof, together with all claims for damages against third parties by reason of past infringement thereof, and the right to sue for and collect such damage for the Purchaser’s own use and behalf.

b)           The Vendor further transfers, assigns and sells to the Purchaser its entire right, title and interest in and to the Additional Intellectual Property, including any and all reissues, re-examination, certificates and/or extensions thereof, together with all claims for damages against third parties by reason of past infringement thereof, and the right to sue for and collect such damage for the Purchaser’s own use and behalf.

c)           The Vendor further transfers, assigns and sells to the Purchaser its entire right, title and interest in and to the Related Intellectual Property, including any and all reissues, re-examination, certificates and/or extensions thereof, together with all claims for damages against third parties by reason of past infringement thereof, and the right to sue for and collect such damage for the Purchaser’s own use and behalf, and the Vendor will deliver up to the Purchaser, upon Closing, all documentation in its possession relating to the Related Intellectual Property, including but not limited to, correspondence, memoranda, abandoned and/or rejected patent applications, draft patent applications, researcher notes, experimental and scientific data, accounting data, research proposals, feasibility studies, and reports.

d)           The Vendor agrees to execute an Assignment in the form attached hereto as Schedule  E to perfect and record in all relevant Patent and Trademark Offices the Vendor’s Patent Rights assigned hereby in Section 3.1.  In the Assignment document attached as Schedule F, the term “good and valuable executed consideration” shall specifically be interpreted to mean the consideration recited in this Agreement, the terms and conditions of which shall be deemed to be incorporated by reference in the Assignment document intended for recordation.

e)           The Vendor agrees to execute an Assignment in the form attached hereto as Schedule F to transfer the Licensee of the Exclusive License Agreement between The Research Foundation of State University of New York and the Vendor to the Purchaser.

4.           PURCHASE PRICE

4.1           Purchase Price. The Purchase Price payable by the Purchaser to the Vendor for the Patent Rights, Related Intellectual Property and Additional Intellectual Property shall be One Million Three Hundred and Sixty-Seven Thousand Three Hundred and Ninety-Eight Dollars and 65 cents (US$1,367,398.65).

4.2           Payment of Purchase Price. The Purchase Price shall be paid and satisfied by the Purchaser assuming the debt of  the Vendor to Credifinance Capital Corp.

4.3           Taxes, Duties and Other Charges. The Purchaser shall be liable for and shall pay on the Closing Date all state, federal, value-added and transfer taxes and all other taxes, duties or other like charges or fees payable on and in connection with the conveyance and transfer of the Patent Rights, Related Intellectual Property and Additional Intellectual Property by the Vendor to the Purchaser.

5.           CLOSING

5.1           Closing. The sale and purchase of the Patent Rights, Related Intellectual Property and Additional Intellectual Property will be completed at the Time of Closing.

5.2           Transfer and Delivery of Patent Rights. On Closing, the Vendor shall execute and delivery to the Purchaser all required Assignments, assurances, consents and other documents as shall be necessary to effectively transfer to the Purchaser all the Vendor’s right, title and interest in, to and under, or in respect of the Patent Rights, Related Intellectual Property and Additional Intellectual Property, free and clear of any liens, charges or encumbrances imposed or rights of third persons (other than any liens, charges or encumbrances imposed or created by the actions of the Purchaser). The Vendor shall co-operate with the Purchaser, at such time or thereafter, in effecting the registrations, recordings and filings with public authorities as may reasonably be required in connection with the transfer of ownership to the Purchaser of the Patent Rights, Related Intellectual Property and Additional Intellectual Property.

5.3           Delivery of Shares. On Closing, the Purchaser shall deliver to the Vendor the [shares / monies] referred to in Section 4.2 hereof.

5.4           Bulk Sales Compliance. The parties to this Agreement agree to waive compliance with any applicable bulk sales legislation. The Vendor further agrees to indemnify and hold harmless the Purchaser from any claims, action, suits, demands or legal processes of any kind that could be brought or may be brought against the Purchaser for any alleged non-compliance by the parties hereto with respect to any applicable bulk legislation.

6.           OBLIGATIONS OF THE PARTIES UNTIL ALL PAYMENTS ARE MADE

6.1           Until the delivery by the Purchaser to the Vendor of the shares referred to in Section 4.2 hereof, the Vendor shall have the obligation to pay any required maintenance fees, taxes or annuities, including all related government and attorney’s fees associated therewith, to maintain in force any of the patents comprising the Patent Rights and to avoid abandonment of any pending patent applications, if any, associated with the Patent Rights.

6.2           Until the delivery by the Purchaser to the Vendor of the shares referred to in Section 4.2 hereof, the Vendor shall have the obligation to prosecute diligently any pending applications throughout the world by timely communicating with and providing instructions to the Vendor’s patent attorneys sufficient to respond timely to any actions required by the patent office of the countries in which patent applications are pending. The Vendor shall also be responsible for paying all government and attorney’s fees associated with such prosecution until and unless the Purchaser makes payment to secure assignment of such Patent Rights pursuant to this Agreement.

6.3           Upon the delivery of the shares referred to in Section 4.2 hereof, the Purchaser shall thereafter have the obligation to pay any required maintenance fees, taxes or annuities, including all related government and attorney’s fees associated therewith, to maintain in force any of the Patent Rights.

6.4           Until the delivery of the shares referred to in Section 4.2 hereof, the Vendor hereby agrees that it will not assign, license, encumber or otherwise diminish in any way the Vendor’s proprietary rights in the Patent Rights, Related Intellectual Property and Additional Intellectual Property.

7.           REPRESENTATIONS AND WARRANTIES

7.1           Representations and Warranties of the Vendor. The Vendor represents, warrants and agrees to and with the Purchaser and acknowledges that the Purchaser is relying on such representations and warranties in completing the transaction herein contained that:

a)           The Vendor is a corporation, duly incorporated, organized and validly existing under the laws of the State of Florida;

b)           The Vendor has all necessary corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement;

c)           The Vendor represents and warrants to the best of its knowledge, information and belief (i) that it is either the sole or joint owner of right, title and interest in and to the Patent Rights set out in Schedule”A” attached hereto and all Related Intellectual Property, (ii) that such Patent Rights and Related Intellectual Property are subsisting, (iii) that it has made no prior assignment, nor licensed, nor entered into any agreement which would affect the transfer to the Purchaser of any of the Patent Rights and Related Intellectual Property and (iv) that it is not aware of any infringement of such Patent Rights and Related Intellectual Property.

d)           The Vendor further represents and warrants to the best of its knowledge, information and belief that it may have an interest in the Additional Intellectual Property and the Purchaser acknowledges that any interest that the Vendor may have in the Additional Intellectual Property (which is being transferred to the Purchaser), has yet to be properly determined and the Purchaser acknowledges that the Vendor may, in fact, have no interest in  the Additional Intellectual Property.

e)           Notwithstanding Section 7.1 c) and d) above, the Vendor does not warrant the validity of the Patent Rights, Related Intellectual Property and Additional Intellectual Property and furthermore makes no representations whatsoever with regard to the scope of the Patent Rights, Related Intellectual Property and Additional Intellectual Property, or that the Patent Rights, Related Intellectual Property and Additional Intellectual Property may be exploited without infringing other patents or other intellectual property rights of third parties;

f)           The Purchaser herein specifically acknowledges and confirms that it has conducted all the due diligence and other investigations that it deems necessary, in its sole determination, into the ownership and status of the Patent Rights, Related Intellectual Property and Additional Intellectual Property and, as a result, is not relying on any representations or warranties of the Vendor with respect to its title to the Patent Rights, Related Intellectual Property and Additional Intellectual Property;

g)           This Agreement constitutes a legal, valid and binding obligation of the Vendor, enforceable against the Vendor in accordance with its respective terms, save as same may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to the extent that the remedies of specific performance and injunction, being equitable remedies, may only be granted in the discretion of a court having jurisdiction.

7.2           Representations and Warranties of the Purchaser. The Purchaser represents, warrants and agrees to and with the Vendor and acknowledges that the Vendor is relying on such representations and warranties in completing the transaction herein contained that:

a)           The Purchaser is a corporation duly incorporated and validly existing under the laws of the State of Delaware;

b)           The Purchaser has all necessary corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement;

c)           This Agreement constitutes a legal, valid and binding obligation of the Purchser, enforceable against the Purchaser in accordance with its respective terms, save as same may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to the extent that the remedies of specific performance and injunction, being equitable remedies, may only be granted in the discretion of a court having jurisdiction.

d)           The Purchaser is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, obligation, instrument, charter or by-law provision, order, judgment, decrees, licence, permit or law which would be violated, contravened or breached by execution and delivery of this Agreement; and

e)           The Purchaser has no knowledge that any representation or warranty made by the Vendor in this Agreement is false or inaccurate in any material aspect.

7.3           Except for the representations and warranties made by the Parties in this Agreement, the Parties make no further representations and warrants to the other Party of any kind, character or nature, whether express or implied, statutory or otherwise, with respect to the Patent Rights, Related Intellectual Property and Additional Intellectual Property.

8.           CONDITIONS OF CLOSING

8.1           The transactions contemplated by this Agreement shall be subject to the completion of the following condition:

a)           The Board of Directors of each of the parties hereto shall have approved the transaction contemplated hereby.

8.2           Should such condition not have been performed and/or fulfilled by 5:00 p.m. Palm Beach time on June 15, 2012 (or such later date as the parties shall agree) and not be waived, this Agreement shall thereafter be of no further force or effect.

9.           INDEMNIFICATION

9.1           Mutual Indemnification for Breaches of Warranty, etc. The Vendor covenants and agrees with the Purchaser and the Purchaser covenants and agrees with the Vendor (the Party so covenanting and agreeing to indemnify the other Party being referred to as the “Indemnifying Party” and the Party to be indemnified being called the “Indemnified Party” in this section) to indemnify and save harmless the Indemnified Party, effective as and from the Effective Date, from and against any Claims which may be brought against the Indemnified Party or which it may suffer or incur, directly or indirectly, as a result of, in respect of, or arising out of any non-fulfilment of any covenant, indemnity or agreement on the part of the Indemnifying Party under this Agreement or any incorrectness in or breach of any representation or warranty of the Indemnifying Party contained in this Agreement or in any certificate or other document furnished by the Indemnifying Party pursuant to this Agreement.

10.           NOTICES

Any notice, waiver or other document (a “Notice”) required to or permitted to be given to a Party under this Agreement shall be in writing and shall be sufficiently given if delivered personally, or if sent by prepaid registered mail or if transmitted by facsimile, email or other form of recorded communication tested prior to transmission, to such Party:

a)           if to the Vendor, at:

3801 PGA Boulevard, Suite 802
Palm Beach Gardens, FL 33410
Tel:           (416) 884-8807
Fax:           (416) 884-8807

a)           if to the Purchaser, at:

16 West Main Street
Christiana, DE 19702
Tel:           (416) 884-8807
Fax:           (416) 884-8807

or at such other address as the party to whom the writing is to be given shall have last notified the party giving the same in the manner provided in this section. Any Notice shall be deemed to have been given and received on the date on which it was delivered at that address and if mailed shall be deemed to have been given and received on the third Business Day next following the date on which it was mailed; provided, however, that, if at the time of mailing the Notice, normal postal service shall have been interrupted through strikes or other similar irregularities, then the Notice, waiver or other document shall be deemed to have been given and received on the third day following the resumption of normal mail service.  Any notice given by facsimile, email or other recorded communications shall be deemed given and received on the date of transmission if received during normal business hours of the recipient and on the First Business Day after its transmission if it is received after the end of normal business hours on the date of its transmission.

11.           GENERAL

11.1           Currency.  All references to currency herein are to lawful money of the United States, unless otherwise indicated.

11.2           Cost and Expenses.   All cost and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Agreement and the transactions contemplated shall be paid by the party incurring that expense.

11.3           Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the state of Florida and the laws of the United States applicable therein and shall be treated, in all respects, as a Florida contract.

11.4           Entire Agreement.                                This Agreement and the schedules, together with all agreements and other documents to be delivered pursuant to the Agreement, including any related assignment agreements prepared to perfect and record the ownership, by the Purchaser, of the Patent Rights, Related Intellectual Property and Additional Intellectual Property, constitute the entire agreement between the Parties pertaining to the subject-matter of this Agreement and supersedes all prior agreement understanding, negotiations and discussions, whether oral or written, of the Parties, and except as stated, contain all of the representations and warranties of the respective parties. This Agreement may not be amended or modified in any respect, except by written instrument executed by the Parties.

11.5           Time of the essence.  Time shall be of the essence in the performance of the Parties’ respective obligations.

11.6           Assignment.                      Neither this Agreement nor any rights or obligations under it shall be assignable by either Party without the prior written consent of the other Party. Subject to the foregoing, this Agreement shall ensure to the benefit of and binding on the Parties and their respective successors (including any successor by reason of amalgamation of any Party) and permitted assigns.

11.7           Further assurances.  The parties hereto shall from time to time execute and deliver all such and other further deeds, documents, instruments, and assurances as may be necessary or required to carry into force and effect the purpose and intent of this Agreement.

11.8           Rights. Except as specifically set forth or referred to in this Agreement, nothing herein expressed or implied, is intended or shall be construed to confer on or to give any person, other than the Parties and their respective successors and assigns, any right or remedies under or by reason of the Agreement.

11.9           Heading and Descriptions.    The headings and marginal descriptions of all Articles, sections and other paragraphs are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

11.10           Gender and Number.   Words importing the singular, include the plural and vice versa; word, importing gender include all genders.

11.11           Public Announcements.  No public announcement or press release concerning the sales and purchase of the Patent Rights may be made by the Vendor or the Purchaser without the prior consent and joint approval in writing of the Vendor and the Purchaser.

11.12           Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.  For the purposes of this paragraph, a facsimile copy of an executed counterpart of this Agreement shall be deemed to be an original.

IN WITNESS WHEREOF the Parties have duly executed this Agreement as of the date first written.

KYTO BIOPHARMA INC.

Per:	/s/ Georges Benarroch
Name:	Georges Benarroch
Authorized Signing Officer

KYTO IP INC.

Per:	/s/ Georges Benarroch
Name:	Georges Benarroch
Authorized Signing Officer

SCHEDULE A

Intellectual Property
List of Patents and Patent Applications

Country	Category Description	Priority Details Country	Earliest Priority	Priority Details No.	PCT Details Date	PCT Details No.	Application Date	Application No.	Publication Date	Publication No.	Registration Date	Registration No.	Owner	No. of Claims	Agent	Agent's Reference	Title/Mark
Canada	PCT National Phase	United States of America	5/8/1992	07/880,540	5/7/1993	PCT/US1993/04341	5/7/1993	2,135,277			4/24/2001	2,135,277	Kyto Biopharma, Inc.		Gowling Lafleur Henderson LLP	T8463298CA	ANTI-RECEPTOR AGENTS TO THE VITAMIN B12/TRANSCOBALAMIN II RECEPTOR
Canada	PCT National Phase	United States of America	4/8/1994	08/224,831	4/7/1995	PCT/US1995/04404	4/7/1995	2,187,346			6/29/2010	2,187,346	University of Washington		Smart & Biggar	69140-170	RECEPTOR MODULATING AGENTS AND METHODS RELATING THERETO
Canada	PCT National Phase	United States of America	9/13/1994	08/306,504	9/13/1995	US1995/12207	9/13/1995	2,199,940			2/8/2011	2199940	Kyto Biopharma, Inc.		Gowling Lafleur Henderson LLP	T8463321CA	ANTI-RECEPTOR AND GROWTH BLOCKING AGENTS TO THE VITAMIN B12/TRANSCOBALAMIN II RECEPTOR AND BINDING SITES
Canada	PCT National Phase	United States of America	4/7/2006	60/790,330	4/5/2007	PCT/US2007/008674	4/5/2007	2,648,718					The Research Foundation of State University of NY		Gowling Lafleur Henderson LLP	V82073CA	TRANSCOBALAMIN RECEPTOR POLYPEPTIDES, NUCLEIC ACIDS, AND MODULATORS THEREOF, AND RELATED METHODS OF USE IN MODULATING CELL GROWTH AND TREATING CANCER AND COBALAMIN DEFICIENCY
European Patent Office	PCT National Phase	United States of America	4/8/1994	08/224,831	4/7/1995	PCT/US1995/04404	4/7/1995	95916284.3			10/9/2002	0754189	Kyto Biopharma, Inc.		Barker Brettell	PR/F8437	RECEPTOR MODULATING AGENTS AND METHODS RELATING THERETO
European Patent Office	PCT National Phase	United States of America	4/7/2006	60/790,330	4/5/2007	PCT/US2007/008674	4/5/2007	07755075.4	1/7/2009	2010226			The Research Foundation of State University of NY		Grunecker, Kinkeldey, Stockmair & Schwanhausser	EP61182NN902aka	TRANSCOBALAMIN RECEPTOR POLYPEPTIDES, NUCLEIC ACIDS, AND MODULATORS THEREOF, AND RELATED METHODS OF USE IN MODULATING CELL GROWTH AND TREATING CANCER AND COBALAMIN DEFICIENCY
France	EP National Stage	United States of America	4/8/1994	08/224,831			4/7/1995	95916284.3			10/9/2002	0754189	Receptagen Corporation		Santarelli	BVE029185/FR/OEB	RECEPTOR MODULATING AGENTS AND METHODS RELATING THERETO
Germany	EP National Stage	United States of America	4/8/1994	08/224,831			4/7/1995	95916284.3		69528523.8	10/9/2002	0754189	Kyto Biopharma, Inc.		Forrester & Boehmert	E17177DE/FB12098	RECEPTOR MODULATING AGENTS AND METHODS RELATING THERETO
Japan	PCT National Phase	United States of America	4/7/2006	60/790,330	4/5/2007	PCT/US2007/008674	4/5/2007	2009-504337	9/17/2009	2009-533024			Kyto Biopharma, Inc.		Shusaku Yamamoto	F1-08582C6G	TRANSCOBALAMIN RECEPTOR POLYPEPTIDES, NUCLEIC ACIDS, AND MODULATORS THEREOF, AND RELATED METHODS OF USE IN MODULATING CELL GROWTH AND TREATING CANCER AND COBALAMIN DEFICIENCY
New Zealand	PCT National Phase	United States of America	5/8/1992	07/880,540	5/7/1993	PCT/US1993/04341	5/7/1993	252559		1409	2/14/1997	252559	Receptagen Corporation		A J Park	482602 DCC/AJG/JFC	ANTI-RECEPTOR AGENTS TO THE VITAMIN B12/TRANSCOBALAMIN II RECEPTOR
New Zealand	PCT National Phase	United States of America	4/8/1994	08/545,151	10/18/1996	US1996/16672	10/18/1996	323127			7/12/2001	323127	Receptagen Corporation		Baldwin Intellectual Property (Wellington)		VITAMIN B-12 RECEPTOR MODULATING AGENTS AND METHODS RELATED THERETO
Republic of Korea	PCT National Phase	United States of America	5/8/1992	07/880,540	5/7/1993	PCT/US1993/04341	5/7/1993	94-703984			5/21/2001	297310	Receptagen Corporation		Central International Law firm	1994-PSEB-03987	ANTI-RECEPTOR AGENTS TO THE VITAMIN B12/TRANSCOBALAMIN II RECEPTOR
Switzerland	EP National Stage	United States of America	4/8/1994	08/224,831			4/7/1995	95916284.3			10/9/2002	0754189	Receptagen Corporation		Bovard LTD	154304.1/Ann/pc	RECEPTOR MODULATING AGENTS AND METHODS RELATING THERETO
United Kingdom	EP National Stage	United States of America	4/8/1994	08/224,831			4/7/1995	95916284.3			10/9/2002	0754189	Kyto Biopharma, Inc.		Barker Brettell	F8437/V3920ADT/DJH	RECEPTOR MODULATING AGENTS AND METHODS RELATING THERETO
United States of America	Continuation in Part	United States of America	5/8/1992	07/880,540			9/13/1994	08/306,504			11/18/1997	5,688,504	Receptagen Corporation				ANTI-RECEPTOR AND GROWTH BLOCKING ANTIBODIES TO THE VITAMIN B12/TRANSCOBALAMIN II RECEPTOR AND BINDING SITES
United States of America	Continuation in Part	United States of America	4/8/1994	08/224,831			3/16/1995	08/406,191			11/24/1998	5,840,880	Kyto Biopharma, Inc.				RECEPTOR MODULATING AGENTS
United States of America	Continuation in Part	United States of America	4/8/1994	08/224,831			3/16/1995	08/406,192			4/14/1998	5,739,287	Kyto Biopharma, Inc.				BIOTINYLATED COBALAMINS
United States of America	Continuation in Part	United States of America	4/8/1994	08/224,831			3/16/1995	08/406,194			2/9/1999	5,869,465	Kyto Biopharma, Inc.				METHODS OF RECEPTOR MODULATION AND USES THEREFOR
United States of America	Continuation in Part	United States of America	4/8/1994	08/224,831			10/19/1995	08/545,151			11/24/1998	5,840,712	University of Washington				WATER SOLUBLE VITAMIN B-12 RECEPTOR MODULATING AGENTS AND METHODS RELATED THERETO
United States of America	Continuation	United States of America	5/8/1992	07/880,540			10/1/2004	10/956,735	8/4/2005	US-2005-0169910-A1	8/26/2008	7,416,728	The Research Foundation of State University of NY				GROWTH BLOCKING AGENTS
United States of America	PCT National Phase	United States of America	4/7/2006	60/790,330	4/5/2007	PCT/US2007/008674	8/24/2009	12/296,254	10/18/2007	US-2010-0061974-A1			The Research Foundation of State University of NY				TRANSCOBALAMIN RECEPTOR POLYPEPTIDES, NUCLEIC ACIDS, AND MODULATORS THEREOF, AND RELATED METHODS OF USE IN MODULATING CELL GROWTH AND TREATING CANCER AND COBALAMIN DEFICIENCY
United States of America	Provisional		7/22/2011				7/22/2011	61/510,889					The Research Foundation of State University of NY				ANTIBODIES TO THE B12-TRANSCOBALAMIN RECEPTOR
United States of America	Provisional		9/19/2011				9/19/2011	61/536,361					Kyto Biopharma, Inc.				ANTIBODIES TO THE B12-TRANSCOBALAMIN RECEPTOR

SCHEDULE B

Additional Intellectual Property

Date	Agreement	Parties	Parties
19-Aug-99	Research Collaboration Agmt	The Research Foundation of	B Twelve Ltd.
State University of New York

27-Feb-01	Modification No. 1 of	The Research Foundation of	B Twelve Ltd.
	Research Collaboration Agmt	State University of New York

17-Dec-04	Modification No. 2 of	The Research Foundation of	Kyto BioPharma Inc.
	Research Collaboration Agmt	State University of New York

SCHEDULE C

Exclusive Licensing Agreement

Date	Agreement	Parties	Parties
10-Feb-10	Exclusive Licensing Agreement	The Research Foundation of	Kyto BioPharma Inc.
State University of New York

SCHEDULE D

ASSIGNMENT OF PATENTS AND PATENT APPLICATIONS

WHEREAS KYTO BIOPHARMA INC. (the “ASSIGNOR”), the full post office address of whose administrative office or place of business is 114 Belmont Street, Toronto, Ontario, CANADA M5R 1P8, is the sole owner of the right, title and interest in and for all countries for which there are patents and patent applications listed in Schedules A to I and may have an interest in the patent applications and technology listed in Schedule I to this assignment.

AND WHEREAS KYTO IP INC. (the “ASSIGNEE”), the full post office address of whose administrative office or place of business is 114 Belmont Street, Toronto, Ontario, CANADA M5R 1P8, has acquired from the ASSIGNOR all its rights, title and interest in and for all countries and to the inventions as fully set forth and described in the attached Schedules A to I;

NOW THEREFORE, to all whom it may concern, be it know that for and in consideration of the sum of $1.00 to him in hand paid, the receipt of which is hereby acknowledged, the said ASSIGNOR confirms that it has sold, assigned and transferred, and it does hereby sell, assign and transfer to the said purchaser, its successors and assigns, its whole right, title and interest in and to the patent, the patent application and any patent which may have issued arising from the applications, as listed in Schedules A to I hereto;

in and to any continuations, divisions, reissues, reexamination certificates and extensions relating to the patent, the patent application and any patent which may have issued arising from the applications, as listed in Schedules A to I hereto;

together with all claims for damages by reason of past infringement of the patent, the patent application and any patent which may have issued from the applications, as listed in Schedules A to I hereto, with the right to sue for and collect the same for its own use and behalf or for the use and behalf of its legal representatives;

said inventions, patents and patent applications to be held and enjoyed by the above-named ASSIGNEE, for ASSIGNEE’s own use and behalf, and for ASSIGNEE’s legal representatives and assigns to the full end of the term or terms for which said patents have been or may be granted, as fully and entirely as the same would have been held by the ASSIGNOR had this assignment and sale not been made;

AND the ASSIGNOR hereby authorizes the issuance to the ASSIGNEE of any and all Letters Patents not already issued as said ASSIGNEE of its entire right, title and interest in and to the same, for the sole use and benefit of said ASSIGNEE, its successors, assigns or legal representatives.

AND the ASSIGNOR, on behalf of itself and its executors and administrators, hereby covenants and agrees to do all such lawful acts and things and to execute without further consideration such further lawful assignments, documents, assurances, applications, and other instruments as may be reasonably required by said ASSIGNEE, its successors, assigns or legal representatives, or desirable for said security to said ASSIGNEE, its successors, assigns or legal representatives, or to obtain any and all Letters Patents, or for the maintaining the patents and patent applications hereby assigned or agreed to be assigned, in the countries specified in the attached schedules and worldwide for said inventions and invest the same for said ASSIGNEE, its successors, assigns or legal representatives.

IN WITNESS THEREOF, the ASSIGNOR has signed this document by its officer duly authorized on that behalf this 31st day of May, 2012.

Witness	KYTO BIOPHARMA INC.

	Per:	/s/
	Name:	Georges Benarroch
	Title:	President

AFFIDAVIT OF EXECUTION

I, GEORGES BENARROCH, whose full post office address is 49 Avenue Foch, Paris France 75116 MAKE OATH AND SAY:

1.           That I am the President of Kyto BioPharma Inc., one of the parties named in the attached assignment.

2.           That I am duly authorized to sign and execute this document.

______________________________
Georges Benarroch

SCHEDULE E

ASSIGNMENT OF EXCLUSIVE LICENSING AGREEMENT

WHEREAS KYTO BIOPHARMA INC. (the “ASSIGNOR”), the full post office address of whose administrative office or place of business is 114 Belmont Street, Toronto, Ontario, CANADA M5R 1P8, has entered into an Exclusive Licensing Agreement (the “Licensing Agreement”) with The Research Foundation of State University of New York (the “Licensor”) on February 10, 2010;

AND WHEREAS KYTO IP INC. (the “ASSIGNEE”), the full post office address of whose administrative office or place of business is 114 Belmont Street, Toronto, Ontario, CANADA M5R 1P8, has acquired from the ASSIGNOR all its rights, title and interest in the Licensing Agreement;

AND WHEREAS the Assignee agrees to be bound by the terms and conditions of the Licensing Agreement;

AND WHEREAS the Assignor and the Assignee do hereby affirm that the assignment of the Licensing Agreement is not in conflict with any laws or regulations which may pertain to the assignment.

NOW THEREFORE, to all whom it may concern, be it know that for and in consideration of the sum of $1.00 to him in hand paid, the receipt of which is hereby acknowledged, the said ASSIGNOR confirms that it has  assigned and transferred, and it does hereby assign and transfer to the said ASSIGNEE its rights and obligations under the Licensing Agreement as fully and entirely as the same would have been held by the ASSIGNOR had this assignment and sale not been made;

IN WITNESS THEREOF, the ASSIGNOR and the ASSIGNEE have signed this document by the respective officer duly authorized on that behalf this 31st day of  May, 2012.

	KYTO BIOPHARMA INC.		KYTO IP INC.

Per:		Per:
Name:		Name:
Title:		Title:

AFFIDAVIT OF EXECUTION

I, GEORGES BENARROCH, whose full post office address is 49 Avenue Foch, Paris France 75116 MAKE OATH AND SAY:

1.           That I am the President of Kyto BioPharma Inc., one of the parties named in the attached assignment.

2.           That I am duly authorized to sign and execute this document.

______________________________
Georges Benarroch